UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 21, 2015

Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

933 MacArthur Boulevard

Mahwah, New Jersey 07430

(Address of principal executive offices, including zip code)

(551) 777-6700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into a Material Definitive Agreement.

Ascena Retail Group, Inc. (the “Company”) and certain of its domestic subsidiaries entered into: (i) an amendment and restatement agreement (the “Amendment and Restatement Agreement”) to amend and restate the Company’s existing revolving credit agreement dated as of November 25, 2009, as amended and restated as of January 3, 2011, as of June 14, 2012 and as of March 13, 2013 (the “Existing Credit Agreement” and as amended and restated as of August 21, 2015, the “ABL Credit Agreement”) among the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A. and Wells Fargo Bank, National Association, as syndication agents, Fifth Third Bank, Goldman Sachs Bank USA, Capital One Bank, N.A. and U.S. Bank National Association, as documentation agents, and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners; and (ii) a term credit agreement dated as of August 21, 2015 (the “Term Credit Agreement” and together with the ABL Credit Agreement, the “Credit Agreements”) among the lenders party thereto and Goldman Sachs Bank USA, as administrative agent, Guggenheim Securities, LLC, as syndication agent, and Goldman Sachs Bank USA and Guggenheim Securities, LLC, as joint lead arrangers and joint bookrunners.

The Amendment and Restatement Agreement amended and restated the Existing Credit Agreement, which was a $500 million five-year credit facility, on August 21, 2015. The Existing Credit Agreement was scheduled to expire on June 14, 2018, but has now been amended to terminate in five years on August 21, 2020. The ABL Credit Agreement also provides a senior secured revolving credit facility up to $600 million with an optional increase of up to $200 million. The revolving credit facility may be used for the issuance of letters of credit, to fund working capital requirements and capital expenditures, and for general corporate purposes. The ABL Credit Agreement includes a $350 million letter of credit sublimit, of which $100 million can be used for standby letters of credit, and a $30 million swing loan sublimit. The interest rates, pricing and fees under the ABL Credit Agreement fluctuate based on average daily availability, as defined in the ABL Credit Agreement. As of August 21, 2015, there were no borrowings outstanding under the ABL Credit Agreement. Letters of credit that were outstanding under the Existing Credit Agreement will be treated as letters of credit under the ABL Credit Agreement for the same amount.

The Term Credit Agreement provides a senior secured term B loan facility for $1.8 billion with an incremental facility of $200 million and additional amounts based on a secured leverage ratio and matures in seven years on August 21, 2022. The interest rate applicable to loans under the credit agreement is LIBOR + 4.50% (or base rate + 3.50%), provided that, in either case, the applicable interest rate will not be less than 5.25%.

The Term Credit Agreement was used to finance in part the acquisition of ANN INC., a Delaware corporation, and its subsidiaries, and the payment of related fees and expenses.

The Credit Agreements contain customary representations, warranties and affirmative covenants. The Credit Agreements also contain customary negative covenants, subject to negotiated exceptions on (i) liens, (ii) investments, (iii) indebtedness, (iv) significant corporate changes, including mergers and acquisitions, (v) dispositions, (vi) restricted payments and certain other restrictive agreements. The Credit Agreements also contain customary events of default, such as payment defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency, the occurrence of a defined change in control and the failure to observe the negative covenants and other covenants related to the operation of the Company’s business.

The obligations under the Credit Agreements are guaranteed by certain of the Company’s domestic subsidiaries (the “Subsidiary Guarantors”). As collateral security under the Credit Agreements and the guarantees thereof, the Company and the Subsidiary Guarantors have granted to each administrative agent, for the benefit of the lenders, a lien on substantially all of their tangible and intangible assets, including, without limitation, certain domestic inventory and certain material real estate. The obligations under the ABL Credit Agreement are secured by a first-priority security interest in receivables, inventory and related general intangibles and investment property of the Company and the Subsidiary Guarantors (collectively, the “ABL Collateral”) and a second-priority interest in substantially all of the remaining assets, including certain real property and intellectual property of the Company and the Subsidiary Guarantors (collectively, the “Term Collateral”). The obligations under the Term Credit Agreement are secured by a first-priority security interest in the Term Collateral and a second-priority interest in the ABL Collateral.

The above description of the Credit Agreements is not complete and is qualified in its entirety by the actual terms of the Credit Agreements, copies of which are attached to this report as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No	Description

10.1	Amendment and Restatement Agreement dated as of July 24, 2015 and effective as of August 21, 2015, among Ascena Retail Group, Inc., the Borrowing Subsidiaries party thereto, the Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank N.A., as Administrative Agent, together with the exhibits and schedules thereto.

10.2	Term Credit Agreement dated as of August 21, 2015, among Ascena Retail Group, Inc., AnnTaylor Retail, Inc., the Lenders party thereto and JPMorgan Chase Bank N.A., as Administrative Agent, together with the exhibits and schedules thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.

Date: August 27, 2015	By:	/s/ David Jaffe
		Name:	David Jaffe
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No	Description

10.1	Amendment and Restatement Agreement dated as of July 24, 2015 and effective as of August 21, 2015, among Ascena Retail Group, Inc., the Borrowing Subsidiaries party thereto, the Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank N.A., as Administrative Agent, together with the exhibits and schedules thereto.

10.2	Term Credit Agreement dated as of August 21, 2015, among Ascena Retail Group, Inc., AnnTaylor Retail, Inc., the Lenders party thereto and JPMorgan Chase Bank N.A., as Administrative Agent, together with the exhibits and schedules thereto.